Exhibit 16.2


                                                   [Manning Elliott Letterhead]


April 13, 2005



Re:      Manakoa Services Corp.
         File Ref. No. 000-27365

By this letter we hereby republish our letters dated January 19 and January 24, 2005 and filed as exhibits to Registrant's Forms 8-K/A filed January 25, 2005 and 8-K/A filed April 8, 2005 with the United States Securities and Exchange Commission; with the modification in each that the statements with which we do not agree or disagree are included in each report under the captions "Change from KPMG to Manning Elliott" and " Change from Manning Elliott to Cordavano and Honeck" and that our letter dated March 24, 2005 referred to the 8-K as amended which reference meant the Form 8-K/A filed on April 8,2005.

Further, we have reviewed the Form-8K/A that is being filed on or about April 13, 2005 and do not agree or disagree with any statements made therein but incorporate our prior comments in the letters as modified and referenced above.


/s/ "Manning Elliott"
------------------------
     Manning Elliott
CHARTERED ACCOUNTANTS

Vancouver, Canada

April 13, 2005